Exhibit 32

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

This Certificate is being delivered pursuant to 18 U.S.C. § 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 in connection with the Franklin BSP Capital Corporation's (the "Company's") Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2025, as filed with the Securities and Exchange Commission on the date hereof (the “Report”).

The undersigned, who are the Principal Executive Officer and Principal Financial Officer of the Company, each hereby certify to the best of such officer’s knowledge as follows:

(i) the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(ii) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated this 12th day of November 2025

/s/ Richard J. Byrne
Richard J. Byrne Chief Executive Officer and Chairman of the Board of Directors (Principal Executive Officer)

/s/ Nina Kang Baryski
Nina Kang Baryski Chief Financial Officer and Treasurer (Principal Financial and Accounting Officer)

* The foregoing certification is being furnished solely pursuant to 18 U.S.C. Section 1350 and is not being filed as part of the Report or as a separate disclosure document.